Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 3, 2013, related to the ThermoGenesis Corp. consolidated financial statements included in the Pre-Effective Amendment No. 3 to the Prospectus and Registration Statement (Form S-4 No. 333-192210) of ThermoGenesis Corp. for the registration of 12,490,841 shares of its common stock.

/s/ Ernst & Young, LLP

Sacramento, California
December 18, 2013